EXHIBIT 99.1

Skyworks Media Relations:	Skyworks Investor Relations:

Pilar Barrigas (949) 231-4700	Thomas Schiller (949) 231-3061

Skyworks Reports Third Fiscal Quarter 2006 Results

Delivers $197.1 Million in Revenue with a More Than 50 Percent Sequential
Improvement in Pro Forma Operating Income and $0.05 of Pro Forma Diluted EPS

WOBURN, Mass., July 20, 2006 – Skyworks Solutions, Inc. (NASDAQ: SWKS), an industry leader in radio solutions and precision analog semiconductors, today announced revenue of $197.1 million for the third fiscal quarter ended June 30, 2006, up 6 percent sequentially when compared to $185.2 million in the prior quarter and versus $191.5 million in the same period a year ago. Excluding the company’s baseband product area and legacy assembly and test services operation, revenue for the quarter was up 14 percent year over year.

On a pro forma basis, operating income was $10.1 million in the third fiscal quarter, up 51 percent sequentially and yielding pro forma net income of $8.0 million, or $0.05 of pro forma diluted earnings per share, in line with previous guidance. GAAP operating income for the third fiscal quarter was $5.9 million and includes a $3.7 million charge related to the expensing of equity-based compensation in accordance with FASB Statement No. 123( R), resulting in net income of $3.0 million or $0.02 in diluted earnings per share.

Pro forma results, which are a supplement to financial results based on GAAP, exclude certain charges including equity-based compensation, amortization of intangible assets and non-recurring items. The company believes these non-GAAP financial measures provide useful information to both management and investors by excluding certain charges and non-recurring items that may not be indicative of Skyworks’ ongoing operations and economic performance.

“Skyworks’ solid third fiscal quarter results reflect the ramp of several next-generation products supporting tier-one handset OEMs including Samsung, Sony Ericsson, Motorola and LG. In particular, our Intera™ front-end modules and Helios™ radios are increasingly powering some of the world’s most popular EDGE, WEDGE and WCDMA handsets,” said David J. Aldrich, Skyworks’ president and chief executive officer. “This differentiated offering, coupled with the introduction of a new wave of higher margin linear products, is positioning us for substantial growth over the long term.”

Third Fiscal Quarter Highlights

•	Supported Samsung’s aggressive migration to EDGE with Helios™ radios across nearly 20 new models, including the SGH-E770 with MP3 functionality, the SGH-E900 fashion handset, the ultra slim SGH-X820 model, and the SGH-S400i slider

•	Supplied Motorola compact and highly efficient power amplifiers for their ultra-thin, EVDO-compliant Q multimedia platform

•	Powered a suite of Sony Ericsson handsets, including the popular Walkman® music phone and the Cyber-shot™ digital camera models, with front-end modules spanning GSM/GPRS, EDGE and WCDMA air interfaces

•	Ramped complete radio solutions for LG’s “Chocolate” CDMA and GPRS series of handsets, a best seller in Korea and the winner of Europe’s 2006 Reddot and iF Design Awards

•	Captured a strategic design win with proprietary front-end modules for 802.11n wireless LAN applications, enabling data rates of up to 200 Mbps

Business Outlook

“Our RF solutions continue to gain momentum among leading handset OEMs, highlighted by ramps at Samsung and Sony Ericsson. At the same time, our linear products portfolio is at record backlog with design wins transitioning into production. However, while handset demand remains robust, we experienced isolated forecast changes that reduced our demand signal for the fourth fiscal quarter,” said Allan M. Kline, Skyworks’ vice president and chief financial officer. “Accordingly, we are forecasting September quarterly revenue in the range of $197 to $200 million with pro forma operating income of between $10 and $11 million.”

Pro forma operating income excludes an estimated $4 million of FASB Statement No. 123( R) related expense.

Skyworks will discuss its business outlook in more detail on its conference call to be held with investors and analysts today at 5:00 p.m. eastern time (ET).

Skyworks’ Third Fiscal Quarter 2006 Conference Call

Skyworks will host a conference call at 5:00 p.m. ET time today to discuss results for the third fiscal quarter of 2006 and current business prospects. To listen to the conference call via the Internet, please visit the Investor Relations section of Skyworks’ Web site at www.skyworksinc.com. To listen to the conference call via telephone, please call 866.550.6338 (domestic) or 347.284.6930 (international), security code: Skyworks.

Playback of the conference call will begin at 9 p.m. ET on Thursday, July 20, and end at 9 p.m. ET on Thursday, July 27, 2006. The replay will be available on Skyworks’ Web site or by calling 888.203.1112 (domestic) or 719.457.0820 (international); access code: 6291482#.

About Skyworks

Skyworks Solutions, Inc. is an industry leader in radio solutions and precision analog semiconductors servicing a diversified set of mobile communications applications. The company’s power amplifiers, front-end modules and direct conversion transceivers are at the heart of many of today’s leading-edge multimedia handsets, cellular base stations and wireless networking platforms. Skyworks also offers a portfolio of highly innovative linear products, supporting a diverse set of automotive, broadband, industrial and medical customers.

Headquartered in Woburn, Mass., Skyworks is worldwide with engineering, manufacturing, sales and service facilities throughout Asia, Europe and North America. For more information, please visit Skyworks’ Web site at: www.skyworksinc.com.

Safe Harbor Statement

This news release includes “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include information relating to future results of Skyworks (including certain projections and business trends). Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “believes,” “plans,” “may,” “will,” “continue,” similar expressions, and variations or negatives of these words. All such statements are subject to certain risks and uncertainties that could cause actual results to differ materially and adversely from those projected, and may affect our future operating results, financial position and cash flows.

These risks and uncertainties include, but are not limited to: global economic and market conditions, such as the cyclical nature of the semiconductor industry and the markets addressed by the company’s and its customers’ products; demand for and market acceptance of new and existing products; the ability to develop, manufacture and market innovative products in a rapidly changing technological environment; the ability to compete with products and prices in an intensely competitive industry; product obsolescence; losses or curtailments of purchases or payments from key customers, or the timing of customer inventory adjustments; the timing of new product introductions; the availability and extent of utilization of raw materials, critical manufacturing equipment and manufacturing capacity; pricing pressures and other competitive factors; changes in product mix; fluctuations in manufacturing yields; the ability to continue to grow and maintain an intellectual property portfolio and obtain needed licenses from third parties; the ability to attract and retain qualified personnel; labor relations of the company, its customers and suppliers; economic, social and political conditions in the countries in which Skyworks, its customers or its suppliers operate, including security and health risks, possible disruptions in transportation networks and fluctuations in foreign currency exchange rates; and the uncertainties of litigation, as well as other risks and uncertainties, including but not limited to those detailed from time to time in the company’s filings with the Securities and Exchange Commission.

These forward-looking statements are made only as of the date hereof, and the company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Note to Editors: Skyworks, Skyworks Solutions and Helios are trademarks or registered trademarks of Skyworks Solutions, Inc. or its subsidiaries in the United States and in other countries. All other brands and names listed are trademarks of their respective companies.

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SKYWORKS SOLUTIONS, INC.
UNAUDITED GAAP CONSOLIDATED STATEMENT OF OPERATIONS

	Three Months Ended		Six Months Ended
	June 30,	July 1,	June 30,	July 1,
	2006	2005	2006	2005
(in thousands, except per share amounts)
Net revenues	$197,058	$191,532	$580,617	$602,197
Cost of goods sold	123,711	113,658	363,197	363,705

Gross profit	73,347	77,874	217,420	238,492
Operating expenses:
Research and development	40,619	39,823	123,606	115,612
Selling, general and administrative	26,333	25,745	75,296	78,027
Amortization of intangibles	536	536	1,608	1,818

Total operating expenses	67,488	66,104	200,510	195,457
Operating income	5,859	11,770	16,910	43,035
Interest expense	(3,231)	(3,683)	(11,489)	(10,851)
Other income, net	1,822	1,536	6,571	3,724

Income before income taxes	4,450	9,623	11,992	35,908
(Credit) provision for income taxes	1,445	2,234	3,774	13,358

Net income	$3,005	$7,389	$8,218	$22,550

Earnings per share:
Basic	$0.02	$0.05	$0.05	$0.14
Diluted	$0.02	$0.05	$0.05	$0.14
Weighted average shares:
Basic	159,708	157,809	159,122	157,161
Diluted	160,885	158,682	159,742	158,621

SKYWORKS SOLUTIONS, INC.
UNAUDITED RECONCILIATION OF PRO FORMA NON-GAAP MEASURES

	Three Months Ended		Six Months Ended
	June 30,	July 1,	June 30,	July 1,
	2006	2005	2006	2005
(in thousands)
GAAP operating income	$5,859	$11,770	$16,910	$43,035
Stock-based compensation expense [a]	3,670	—	10,289	—
Restructuring charges [b]	—	—	1,796	—
Lease and leasehold improvements [c]	—	—	—	886
Amortization of intangible assets	536	536	1,608	1,818
Pro forma operating income	$10,065	$12,306	$30,603	$45,739

GAAP net income	$3,005	$7,389	$8,218	$22,550
Stock-based compensation expense [a]	3,670	—	10,289	—
Restructuring charges [b]	—	—	1,796	—
Lease and leasehold improvements [c]	—	—	—	886
Amortization of intangible assets	536	536	1,608	1,818
Deferred financing expense adjustment [d]	—	—	572	—
Tax adjustments [e]	793	1,511	972	10,700
Pro forma net income	$8,004	$9,436	$23,455	$35,954

GAAP net income per share, diluted	$0.02	$0.05	$0.05	$0.14
Stock-based compensation expense [a]	0.02	—	0.06	—
Restructuring charges [b]	—	—	0.01	—
Lease and leasehold improvements [c]	—	—	—	0.01
Amortization of intangible assets	—	—	0.01	0.01
Deferred financing expense adjustment [d]	—	—	0.01	—
Tax adjustments [e]	0.01	0.01	0.01	0.07

Pro forma net income per share, diluted	$0.05	$0.06	$0.15	$0.23

[a] These charges represent expense recognized in accordance with FASB Statement No. 123R, Share-Based Payment. Approximately $0.6 million, $1.5 million and $1.6 million were included in cost of goods sold, research and development expense and selling, general and administrative expense, respectively, for the three months ended June 30, 2006. Approximately $1.5 million, $4.5 million and $4.3 million were included in cost of goods sold, research and development expense and selling, general and administrative expense, respectively, for the nine months ended June 30, 2006.

[b] The charges recorded during the first quarter of fiscal 2006 primarily related to a continued reduction in the level of activity within the Company’s cellular baseband product area. Approximately $0.4 million, $1.2 million and $0.2 million were included in cost of goods sold, research and development expense and selling, general and administrative expense, respectively.

[c] These charges represent an aggregate adjustment for the correction of an error in the manner in which the Company accounted for scheduled rent increases and amortization of leasehold improvements.

[d] This charge represents a reduction in deferred financing costs associated with the redemption of $50.7 million of the Company’s 4.75% convertible subordinated notes.

[e] During the three months and nine months ended June 30, 2006, this adjustment primarily relates to foreign exchange translation associated with the Company’s foreign deferred tax assets. During the three months ended July 1, 2005, this charge represents a non-cash tax charge related to the utilization of pre-merger deferred tax assets. During the nine months ended July 1, 2005, these charges primarily represent non-cash charges related to the utilization of pre-merger deferred tax assets and a reduction in the expected benefit of foreign deferred tax assets resulting from a change in regulated foreign tax rates.

The above pro forma non-GAAP measures are based upon our unaudited consolidated statements of operations for the periods shown. These non-GAAP financial measures are provided to enhance the user’s overall understanding of our current financial performance and our prospects for the future. Specifically, we believe the non-GAAP financial measures provide useful information to both management and investors by excluding certain charges and non-recurring items that we believe are not indicative of our ongoing operations and economic performance. Additionally, since we have historically reported non-GAAP results to the investment community, the inclusion of non-GAAP financial measures provides consistency in our financial reporting. Further, these non-GAAP financial measures are one of the primary indicators management uses for planning and forecasting in future periods. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with accounting principles generally accepted in the United States.

SKYWORKS SOLUTIONS, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET

	June 30,	Sept. 30,
	2006	2005
(in thousands)
Assets
Current assets:
Cash and cash equivalents	$98,505	$122,535
Short-term investments	56,005	113,325
Accounts receivable, net	204,257	171,454
Inventories	101,962	77,400
Prepaid expenses and other current assets	9,964	11,268
Property, plant and equipment, net	159,232	150,838
Goodwill and intangible assets, net	508,094	511,119
Other assets	28,743	29,904
Total assets	$1,166,762	$1,187,843

Liabilities and Equity
Current liabilities:
Short-term debt	$50,000	$50,000
Accounts payable	75,804	72,276
Accrued liabilities and other current liabilities	35,877	35,959
Long-term debt	179,335	230,000
Other long-term liabilities	7,214	7,044
Stockholders’ equity	818,532	792,564
Total liabilities and equity	$1,166,762	$1,187,843